Evolus Enters into Licensing Agreement with Symatese to Exclusively Distribute Next-Generation Dermal Fillers in Europe

•Exclusive Distributor Agreement with Symatese Broadens Evolus’ Dermal Filler Footprint Beyond the U.S. to Include the United Kingdom and Europe
•European Regulatory Approvals Anticipated in Second Half of 2024
•Company Continues to Expect to be Fully Funded to Profitability1

NEWPORT BEACH, Calif., December 20, 2023 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a focus on building an aesthetic portfolio, today announced it has entered into a definitive agreement with Symatese to be the exclusive distributor in the United Kingdom (U.K.) and Europe of four unique dermal fillers in late-stage development with anticipated regulatory clearances in second half of 2024 and commercialization under the brand name Estyme® (pronounced “esteem”) fillers in 2025. It is the second agreement made with Symatese this year – with the first obtaining exclusive distribution rights to the same product line in the U.S., where it will be commercialized under the brand name EvolysseTM in 2025. As a result of the geographic expansion of the filler line, the company has doubled its total addressable international market (outside the U.S.) to $1.8 billion2.

“Today’s announcement marks yet another crucial step in our global expansion to offer a multi-product portfolio to our customers and the patients they treat. The addition of the Estyme® facial fillers in the U.K. and Europe will complement the recent launch of Nuceiva®, our flagship neurotoxin, which has been met with very strong interest and growing demand from customers, said David Moatazedi, President and Chief Executive Officer of Evolus. “We are increasingly optimistic about the near-term potential that the next-generation technology in the EvolysseTM and Estyme® fillers lines will offer customers in the fast-growing facial HA market. We are confident that these innovative new products, along with our growing brand loyalty to our market-leading neurotoxin and the associated digital infrastructure and distribution platform will drive our topline growth for years to come.”

Neurotoxins and dermal fillers are the two most requested medical aesthetic procedures in the U.S. and Europe3. The two distribution agreements for the EvolysseTM /Estyme® fillers portfolio will grant Evolus the ability to offer a complete range of filler solutions to cover mid-face, nasolabial folds and lip indications in Europe plus an eye product line in the U.S.

Regulatory approval has been received for the first nasolabial fold product in Europe and the remaining three products are anticipated to be approved in the back half of 2024. U.S. regulatory approval remains on track to begin in 2025. The company plans to commence commercialization of the approved product lines in 2025 with subsequent product launches in 2026 and 2027.

As part of the new agreement, Evolus will be licensing its neurotoxin, Nuceiva® (botulinum toxin type A), to Symatese for distribution in France, marking the fifth European market that Evolus has now entered. In addition, Evolus will sub-license its distribution rights for the Estyme® fillers line to a Symatese subsidiary for distribution in France.

“We are extremely excited to expand our partnership with Evolus beyond the U.S. to now include the U.K. and Europe. We firmly believe in the growth opportunity for our innovative filler lines in these markets and also in Evolus’ accelerating growth in the neurotoxin market. As such, we have agreed to receive payment for the license for the European markets in the form of Evolus’ common shares. We have complete confidence in the Evolus team, and we look forward to pursuing this exceptional growth opportunity together” said Jean-Paul Gérardin, CEO of Symatese.

Symatese is a privately held French company that designs, engineers and manufactures regenerative medical solutions based on its innovative technology platforms. Symatese has a unique and combined expertise in the field of hyaluronic acid and injection systems and is well known for the development of the latest generation of Restylane® products in the U.S. based on XpresHAn Technology™/OBT®. The products within the licensing agreement are a next-generation filler technology – the first to be developed using cold crosslinking manufacturing – which will be presented at IMCAS, 1st-3rd February 2024.

Transaction Terms and Updated Outlook

In exchange for the exclusive distribution rights in the United Kingdom and Europe, Evolus will issue 610,000 shares of the company’s common stock to Symatese. Two milestone payments will be made: (1) €1.2 million on the second anniversary of certain regulatory approvals currently expected to be achieved in 2026, and (2) €1.9 million on the earlier of the third anniversary of certain regulatory approvals or following a year in which Evolus achieves €25 million in revenue in Europe, currently expected to be achieved by 2027, both of which will be after the commercialization of the applicable products. This agreement has no material impact on the company’s continued expectation to be fully funded to profitability1 by 2025.

Evolus will also pay Symatese a mid-single-digit royalty based on net sales and a transfer price for the product. Symatese will be responsible for the development of the products, including clinical studies, product testing and the conduct of regulatory activities required to obtain and maintain all necessary regulatory approvals. The initial agreement is for a term of 15 years, with automatic five-year renewal provisions.

By leveraging the existing Evolus digital infrastructure, sales force, rewards program and co-branded media, the company expects the EvolysseTM line to achieve a high contribution margin at scale, which is expected to drive an expansion of our consolidated operating margin and income.

Additionally, Evolus will pre-announce preliminary, unaudited fourth quarter and full-year 2023 results and revenue guidance for 2024 in January.

About Symatese

Founded 25 years ago by Eric Perouse and Jean-Paul Gérardin, Symatese is a privately held French company specializing in Class I to III medical devices. The company maintains an international presence through six subsidiaries and four manufacturing facilities employing a team of 400 persons and 40 researchers. At the heart of Symatese’s research is the science of tissue regeneration and anatomical reconstruction for the benefit of doctors and patients. Every year, more than 25 million patients worldwide are treated thanks to its innovative hyaluronic acid, collagen, thermoplastic and silicone technologies. Symatese is able to address the most delicate and complex health issues based on its expertise in 15 therapeutic specialties, aesthetic medicine and its associated administration systems, while also relying on its own product and technology brands. Research & development partnerships with major global companies and from now on with Evolus, demonstrate this strong scientific and technological excellence. For more information, visit us at www.symatese.com, and follow us on Linkedin.

About Evolus, Inc.

Evolus (Nasdaq: EOLS) is a performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Evolus is expanding its product portfolio having entered into a definitive agreement to be the exclusive U.S. distributor of Evolysse™, and the exclusive distributor in Europe of Estyme®, a line of unique dermal fillers currently in late-stage development. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to financial and other benefits expected from the exclusive European distribution rights for the Estyme® dermal filler product line; the company’s long-term revenue outlook, expectations regarding regulatory approvals and product launches for the Estyme® dermal filler product lines; and the company’s cash position and expectations for reaching profitability.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and EvolysseTM/Estyme® the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the EvolysseTM dermal filler product line in the U.S. or the Estyme® dermal filler line in Europe, our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve regulatory approval for the EvolysseTM dermal filler product line in the U.S. or the Estyme® dermal filler product in in Europe, and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 expected to be filed with the Securities and Exchange Commission on or about November 7, 2023. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau®, Nuceiva®,and Evolysse™ are trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

Estyme® is a trademark of Symatese Aesthetics S.A.S.
Restylane®, XpresHAn Technology™ and OBT® are trademarks of Galderma S.A.

1Within this press release, “profitability” is defined as achieving positive non-GAAP operating income. “Non-GAAP operating income” excludes the revaluation of contingent royalty obligations, stock-based compensation expense, and depreciation and amortization. Management believes that non-GAAP operating income is useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating income will enable investors to assess the company in the same way that management has historically assessed the company’s operating income against comparable companies with conventional accounting methodologies. The company’s definition of non-GAAP operating income has limitations as an analytical tool and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered superior to and are not intended to be considered in isolation or as a substitute for GAAP financial measures. Due to the forward-looking nature of the non-GAAP operating income outlook disclosed in this press release, no reconciliation of such non-GAAP measure to the comparable GAAP financial measure is available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking non-GAAP operating income, that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on the company’s GAAP financial results.

2Source: Medical Insights Dermal Filler Market Study, March 2023 (www.miinews.com) and Aesthetic Injectables | Market Insights | Europe 2024 © 2023 Clarivate

3 Source: International Society of Aesthetic Plastic Surgery International Survey, BCG Aesthetic Research presented at IMCAS 2023 and company estimates.
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Evolus Contacts:
Investors:
Ned Mitchell Investor Relations Tel: 949-284-4536 Email: ir@evolus.com

Media:
U.S. or Global Media Inquiries: media@evolus.com

European Media Inquiries:
Janet Kettels Communications Consultant, Evolus International Tel: +447738506476 Email: janet.kettels@evolus.com

Symatese Contact:
Laurent Brones
Corporate Communication Director
Tel: +33 6 14 31 13 57
Email: l.brones@symatese.com

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